UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2012
Platinum Energy Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-176566 (Commission File Number)	27-3401355 (I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1601
Houston, Texas 77027
(Address of Principal Executive Offices, including Zip Code)
Registrant's Telephone Number, including Area Code: 713-622-7731
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 25, 2012, Platinum Energy Solutions, Inc. (the “Company”) held a special meeting of its stockholders (the “Special Meeting”). During this meeting, stockholders of the Company were asked to consider and vote upon the amendment and restatement of the Company's Amended and Restated Articles of Incorporation.
As of the record date for the Special Meeting, March 19, 2012, there were 15,570,229 shares of common stock outstanding and entitled to vote, of which the holders of 11,911,519 shares of common stock were represented in person, on the telephone or by proxy at the Special Meeting. The results of the shareholder voting upon the amendment and restatement of the Company's Amended and Restated Articles of Incorporation were as follows:

Voted For	Voted Against	Abstain	Broker Non-Votes
11,594,519	317,000	2,000	N/A

A copy of the approved Amended and Restated Articles of Incorporation of the Company is attached as Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Energy Solutions, Inc.
Date:	May 1, 2012	By:	/s/ Justin W. Brown
Name: Justin W. Brown
Title: Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation